PARTICIPATING	TRADE	PRICE	SHARES/PAR	PURCHASED
UNDERWRITING	PORTFOLIO(s)	DATE	PER SHARE (2)	AMOUNT	FROM

Safeway
 US Core Fixed Income	8/7/02	99.88 470,000 Salomon Smith Barney
Investment Grade Fixed Income	8/7/02	99.88 830,000 Salomon Smith Barney
 Core Plus Fixed Income 8/7/02 99.88 6,270,000 Salomon Smith Barney
 Balanced Portfolio	8/7/02	99.88 210,000 Salomon Smith Barney


Hartford Financial
 Mid Cap Value 9/9/02	47.25 42,800 Montgomery Securities


PPL Corp
 Mid Cap Value 9/12/02 30.50	88,900   JP Morgan


Weight Watchers
 Balanced	9/17/02	42.00	 400 	 CSFB
 Multi Asset Class 9/17/02 42.00 100 	CSFB



Cox Communications
 US Core Fixed Income	9/17/02	99.26	 340,000  Salomon
 Investment Grade Fixed Income 9/17/02 99.26 590,000  Salomon
 Core Plus Fixed Income	9/17/02	99.26 4,375,000 Salomon
 Balanced	9/17/02	99.26	" 120,000    Salomon
 Intermediate Duration	9/17/02	99.26 130,000   Salomon
 Municipal	9/17/02	99.26	" 260,000 "	Salomon


Inco
 Investment Grade Fixed Income 9/18/02 99.55 420,000 Merrill Lynch
 Core Plus Fixed Income 9/18/02 99.55	1,580,000 Merrill Lynch
 Balanced Portfolio	9/18/02	  99.55	 35,000   Merrill Lynch


"Trimeris, Inc."
 Mid Cap Growth	9/26/02	45.25 69,550 Lehman Brothers
 Small Cap Growth	9/26/02	45.25 7,300  Lehman Brothers


International Paper
 US Core Fixed Income	10/24/02 99.84 160,000  JP Morgan
 Investment Grade Fixed Income 10/24/02 99.84	275,000 JP Morgan
 Core Plus Fixed Income 10/24/02 99.8 2,005,000 JP Morgan
 Balanced	10/24/02 99.84 50,000  JP Morgan
 Intermediate Duration 10/24/02 99.84	65,000 JP Morgan


CVS
Intermediate Duration	10/30/02 99.44 65,000  CSFB

Wellchoice Inc.
 Mid Cap Value	11/7/02	25.00	" 58,000 CSFB


Public Service Enterprise Group Inc.
 Mid Cap Value	11/12/02	26.55 117,600 JP Morgan

Chicago Mercantile Exchange
 Mid Cap Value	12/5/02	35.00	" 1,720 Salomon
 Mid Cap Value	12/5/02	35.00	" 5,180 UBS Warburg


Chesapeake Energy Corp.
 Small Cap Value	12/12/02 7.50	" 108,500 CSFB
 Strategic Small Value 12/12/02 7.50	" 4,500   CSFB


DRS Technologies Inc.
MSIF Trust Small Cap Value	12/16/02 28.00 80,900 Bear Stearns
MSIF Trust Strategic Small Value 12/16/02 28.00 3,400  Bear Stearns

Comcast Corp.
 U.S. Core Fixed Income	1/7/03	99.71 575,000 JP Morgan
Investment Grade Fixed Income 1/7/03	99.71 810,000 JP Morgan
 Intermediate Duration	1/7/03	99.71 135,000  JP Morgan


Apache Corp.
 U.S. Mid Cap Core	1/16/03	61.00 19,200 Salomon Smith
"Amylin Pharmaceuticals, Inc."
 U.S. Mid Cap Core	1/16/03	16.60 60,600  Goldman Sachs
 Technology	1/16/03	16.60	" 1,900        Goldman Sachs


American Electric Power Co.
 U.S. Mid Cap Core	2/27/03	20.95 129,200 Salomon Smith Barney


Medicines Co.
 U.S. Mid Cap Core	3/13/03	17.50	" 36,600 Bear Stearns

International Paper Co.
 Core Plus Fixed Income	3/14/03	99.795	" 5,115,000 Salomon
 U.S. Core Fixed Income	3/14/03	99.795	" 425,000 Salomon
 Investment Grade Fixed Income 3/14/03 99.795	" 715,000 Salomon
 Balanced	3/14/03	99.795	" 105,000  Salomon Smith Barney
 Intermediate Duration	3/14/03	99.795 165,000 Salomon


International Paper Co.
 Limited Duration	3/14/03	99.831 1,000,000 Salomon Smith


Valero Energy Corp.
 U.S. Mid Cap Core	3/25/03	40.25 21,200  Salomon Smith Barney

E.W. Scripps Co.
 U.S. Mid Cap Core	4/24/03	77.25 14,600 Merrill Lynch